OneSoft Corporation has omitted from this Exhibit 10.26 portions of this Agreement for which OneSoft Corporation has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment have been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.

                                                  EXHIBIT 10.26


                           ONESOFT SERVICES AGREEMENT
                                  Number: *****


    This OneSoft Services Agreement (this "Services Agreement") is entered into as of September 14,1999 by and between OneSoft Corporation, a Delaware corporation having an office at 1505 Farm Credit Drive, McLean, VA 22102 ("ONESOFT"), and Phillips Publishing, Inc. having an office at 7811 Montrose Road, Potomac, MD 20854 ("CUSTOMER").

    Per Paragraph 16 herein, this Services Agreement may be modified or amended only by means of a writing executed by both parties.

The parties hereby agree as follows:

--------------------------------------------------------------------------------

1.  DEFINITIONS

    (a) "Agreement" means this Services Agreement together with each Scope of Work and each Change Order, attached to this Services Agreement and executed by both parties' duly authorized representatives.

    (b) "Change Order" means a document in either paper or electronic form (e.g., e-mail that can be reasonably dated, traced and/or otherwise identified) that originates from a representative of CUSTOMER, and is accepted by ONESOFT, authorizing additional services or changes to services under a Scope of Work.

    (c) "Data" means data, software, content and other information including, but not limited to, writings, designs, specifications, reproductions, pictures, drawings, or other graphical representations, and any works of a similar nature.

    (d) "Managed Services" means reoccurring services for which a monthly fee is charged.

    (e) "Objects" means ONESOFT's proprietary reusable software code.

    (f) "Scope of Work" means a document attached to this Services Agreement that describes Services to be provided by ONESOFT (and any additional related terms and conditions) under this Services Agreement.

    (g) "Services" means services to be provided by ONESOFT in accordance with the Agreement, as specified in Scope(s) of Work and Change Orders.

    (h) "Software Product" means any software developed, licensed or delivered by ONESOFT .

    (i) "Tools" means ONESOFT's proprietary information and know-how used at any time by ONESOFT in the conduct of its business, including without limitation, technical information, designs, templates, software modules, processes, methodologies, systems used to create computer programs or software, procedures, code books, computer programs, plans, or any other similar information including improvements, modifications or developments thereto.

2.  SERVICES, FEES AND GENERAL PAYMENT TERMS

    (a) CUSTOMER hereby retains ONESOFT to provide Services in accordance with the Agreement, as specified on Scope(s) of Work or Change Order(s).

    (b) ONESOFT shall use commercially reasonable efforts to perform Services in a workmanlike manner, in conformity with the professional standards for comparable services in the industry.

    (c) Except as otherwise provided herein or therein, either party may terminate a Scope of Work or a Change Order, at any time, with or without cause, by giving ******** days prior written notice to the other party; provided, however, that, in any event, ONESOFT shall be paid in full for all Services it performs before termination. CUSTOMER may only terminate a Scope of Work for Managed Services, without cause, upon its payment of a termination fee in an amount equal to all fees that would be due, but for the termination, during the six (6) months after the date of termination. Either party may terminate the portions of a Scope of Work or a Change Order, that relate to one or more particular Software Product licenses, immediately upon the termination of such licenses.

    (d) Services under a Scope of Work for Managed Services on a month-to-month basis shall have an initial term of *********** months from the date such Services commence, and shall be renewed automatically on a month to month basis, at ONESOFT's then current rates, until a party provides the other party at least ********** advance notice to the contrary.

    (e) Except as otherwise provided in a Scope of Work or Change Order, CUSTOMER shall pay ONESOFT its then-current published rates for Services provided, as such rates may be adjusted from time to time. All ONESOFT rates are exclusive of any applicable sales, use, value-added, or other federal, state or local taxes, or any import duties or tariffs imposed on the subject matter or transactions under this Agreement, and CUSTOMER shall be responsible for all such taxes, duties and tariffs, except that ONESOFT shall be responsible for any corporate franchise


                                                            ONESOFT CONFIDENTIAL
taxes imposed on ONESOFT by law and for any taxes based on its net income or gross receipts.

    (f) CUSTOMER agrees to pre-pay the ************ fees for which a monthly fee is charged ("Managed Services") and to pre-pay a retainer in the amount of ******* of the estimated fees with respect to any other Services. Except as otherwise provided above or in a Product Schedule or Services Schedule, ONESOFT shall invoice CUSTOMER for payments due under the Agreement on a monthly basis. Each ONESOFT invoice shall be due ********** days from the date of invoice. CUSTOMER acknowledges and agrees that under the terms of the Agreement, no CUSTOMER purchase order ("PO") is required for the payment of ONESOFT invoices by CUSTOMER. In the event that a PO is required by CUSTOMER for its internal processes, (i) CUSTOMER shall issue such PO in a timely manner such that ONESOFT invoices may be issued and paid in accordance with the provisions of the Agreement and any failure by CUSTOMER to do so shall not excuse CUSTOMER from its obligations under the Agreement; and (ii) any terms stated on a PO shall not apply for purposes of the Agreement and the PO shall be deemed merely to indicate CUSTOMER's authorization of the Agreement in accordance solely with the provisions of the Agreement.

    (g) CUSTOMER shall pay in full all travel expenses incurred by ONESOFT that result from providing services to CUSTOMER under the Agreement in geographic locations other than at a OneSoft facility, subject to CUSTOMER's approval, which shall not be unreasonably withheld or delayed.

    (h) CUSTOMER shall notify ONESOFT of any dispute regarding an invoice within ******** days of the date of invoice. If CUSTOMER fails to notify ONESOFT of any dispute with respect to an invoice within such ******* period, CUSTOMER shall be deemed to have accepted the invoice in its entirety. CUSTOMER shall have such ******* day period to resolve the dispute or make payment in full of all amounts so disputed. ONESOFT shall work with CUSTOMER in good faith to resolve CUSTOMER's dispute in a timely manner. CUSTOMER shall not have any right to withhold or setoff any amounts due ONESOFT.

    (i) If CUSTOMER fails to pay any ONESOFT invoice in full by the due date, and if such failure remains uncured ******** days after notice to CUSTOMER by ONESOFT, ONESOFT may suspend all or any part of its services to CUSTOMER until payment is received, or, at its discretion, terminate Services in whole or part. ONESOFT shall incur no liability to CUSTOMER if ONESOFT so suspends or terminates its services. ONESOFT also reserves the right to charge interest of ****** per month on all amounts past due, and to assert appropriate liens to ensure payment.

    (j) In the event that ONESOFT is substantially the prevailing party in an action to collect any sum due under the Agreement, ONESOFT shall be entitled to recover its related costs and expenses (including without limitation reasonable attornys' fees and court costs) from CUSTOMER.

    (k) In the event that CUSTOMER is substantially the prevailing party in an action to collect any sum due under the Agreement, CUSTOMER shall be entitled to recover its related costs and expenses (including without limitation reasonable attorneys' fees and court costs) from ONESOFT.


3.  CONFIDENTIAL INFORMATION

    (a) Each party acknowledges that it may be the recipient of confidential information ("Confidential Information") of the other party including, without limitation, software, computer programs, object code, source code, database schemas, specifications, flow charts, marketing plans, financial information, business plans and procedures, the terms of the Agreement, ONESOFT's [Client[?]] Guide, employee information, and other information that the receiving party may reasonably understand, from legends, the nature of such information or the circumstances of its disclosure, to be confidential. Confidential Information does not include (i) information independently developed by the recipient without reference to the other party's Confidential Information; (ii) information in the public domain through no wrongful act of the recipient, or
(iii) information received by the recipient from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it.

    (b) Except as expressly authorized in the Agreement, or as required by law, the party that is the recipient of Confidential Information of the other party agrees that during the term hereof, and at all times thereafter, it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a need to know and to such other recipients as the other party may approve in writing. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable care be exercised.

    (c) All Confidential Information of ONESOFT disclosed to CUSTOMER shall remain the exclusive property of ONESOFT. All Confidential Information of CUSTOMER disclosed to ONESOFT shall remain the exclusive property of CUSTOMER.

    (d) Each party agrees that it will not remove any proprietary, trademark, copyright, confidentiality, patent or other intellectual property notice or marking from an original or any copy of any software, documentation, display, media or other materials or Confidential Information, delivered or disclosed to such party, by the other party or under the Agreement.

    (e) CUSTOMER agrees that is shall not (nor shall it permit anyone else to) decompile, disassemble, or modify any software delivered or disclosed to CUSTOMER by ONESOFT or separate any such software into components or its component files, or recreate, or attempt to determine the makeup of any such software. CUSTOMER agrees that all information discovered through any failure to comply with the next preceding sentence is and shall at all times remain the exclusive property and Confidential Information of ONESOFT.

    (f) In the event that a party is required by law or judicial or administrative process to disclose Confidential Information of the other party, such party shall use all reasonable efforts to promptly notify the other party and allow the party a reasonable opportunity to oppose disclosure. In addition, a party shall furnish only the portion of the Confidential Information that it is legally required to disclose and shall use all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

4.  INTELLECTUAL PROPERTY


                                                            ONESOFT CONFIDENTIAL

    (a) Except as expressly set forth in Section 4(c), nothing in the Agreement shall be deemed to authorize the CUSTOMER to use any copyright, name, trademark, service mark, or patent or other intellectual property right of ONESOFT.

    (b) Except as expressly provided in Section 4(c), CLIENT does not acquire any right or license in ONESOFT's Software Products, Tools or Objects. ONESOFT's Data, Software Products, Tools and Objects, including all originals and all copies thereof, regardless of form, are and shall remain the sole and exclusive property of ONESOFT and shall be deemed its Confidential Information. All software or modifications (whether or not specially ordered by CLIENT), developed by ONESOFT, any discoveries made, improvements, adaptations, or developments by ONESOFT (whether or not at CLIENT's request pursuant to the Agreement), are and shall remain, the exclusive property of ONESOFT. CUSTOMER acknowledges that any underlying technology, know-how, or process used in connection with ONESOFT's Data, Software Products, Tools, or Objects, remains exclusively the intellectual property of ONESOFT, and certain of the same are protected by patents or patents pending.

    (c) CLIENT shall have a non-exclusive, irrevocable license to use (and to modify for such use), for internal purposes only (and not (i) on a service bureau basis or (ii) as an application services provider), any custom application originally developed for CLIENT under this Agreement, as an integrated product, for so long as CLIENT has a license to use all Software Products, Tools and/or Objects necessary to operate the custom application. This
Section 3(c) does not constitute a license to use such Software Products, Tools and/or Objects, which CLIENT must separately license from ONESOFT as necessary to use the custom application. CLIENT may not unbundle from the integrated product any part of the custom application, Software Products, Tools and/or Objects, apart from use as an integral part of the integrated product.

    (d) Nothing in this Agreement shall be deemed to limit ONESOFT's rights to develop and market functionally comparable products or deliverables based on the same general concepts, techniques and routines used in connection with any custom application.

    (e) CLIENT acknowledges and agrees that, except as otherwise specified in this Agreement, ONESOFT is and shall at all times remain the exclusive owner of all software upon which, and from which, all ONESOFT Managed Services are provided hereunder.

    (f) CLIENT represents and warrants that (A) all Data and other materials delivered to ONESOFT by CLIENT, and ONESOFT's use thereof in connection with transactions contemplated under the Agreement, does not and shall not, infringe any copyright, trademark, trade secret, patent or other intellectual property right, (B) that CLIENT has the right to use, disclose, publish, translate, reproduce, and deliver all such Data and other materials, and (C) ONESOFT has the right to use, disclose, publish, translate, reproduce and deliver all such Data and other materials in accordance with the Agreement. CLIENT shall indemnify and hold harmless ONESOFT, its directors, officers, employees and agents, against any and all losses, liabilities, costs and expenses (including reasonable attorneys' fees and court costs), arising out of or related to any claim that Data or other materials, or use, disclosure, publication, translation or reproduction thereof, infringes a copyright, trademark, trade secret, patent or other intellectual property right.

    (g) With respect to any Data or other materials supplied by CLIENT, ONESOFT is hereby granted the nonexclusive irrevocable right and license to use the same in connection with providing Services hereunder. Except as specified in the preceding sentence, ONESOFT is acquiring no rights in, or title to, the Data or other materials supplied by CLIENT hereunder.

5.  PUBLIC RELATIONS

    (a) Either party, after review and consent of the other party (such consent not to be unreasonably withheld), may issue a press release, regarding this Agreement, for which the other party agrees to provide a supporting quote. After review and consent of the other party (such consent not to be unreasonably withheld), either party may disclose its relationship with the other in its promotional, advertising, and marketing materials and may use the other party's standard graphics, logos, imagery, and its name and URL in its promotional, advertising and marketing materials. CUSTOMER agrees to serve as a reference for potential press, analysts and prospective customers, when requested by ONESOFT. ONESOFT may, in its sole discretion, elect to provide CUSTOMER with ownership graphics and any associated hypertext links, that shall be placed on the web pages that include functionality of a ONESOFT software product, subject to CUSTOMER's approval, which shall not be unreasonably withheld or delayed.

6.  DISCLAIMER OF WARRANTY AND LIMITATIONS ON LIABILITY

    (A) ONESOFT MAKES NO WARRANTY EXPRESS OR IMPLIED AND EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, WITH RESPECT TO SERVICES OR THE RESULTS OBTAINED FROM ONESOFT'S WORK, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    (b) UNDER NO CIRCUMSTANCES SHALL ONESOFT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OF ANY KIND WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE BREACH HEREOF, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF ONESOFT KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. tHE FOREGOING LIMITATION SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THE AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

    (c) EXCEPT FOR ONESOFT'S LIABILITY FOR INFRINGEMENT CLAIMS UNDER SECTION 8(a)(iv) OR FOR THE BREACH OF ITS OBLIGATIONS UNDER SECTION 3, THE TOTAL AGGREGATE LIABILITY OF ONESOFT FOR DAMAGES UNDER THE AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THE AGREEMENT; PROVIDED HOWEVER THAT, IN ANY EVENT ONESOFT'S LIABILITY FOR DAMAGES RELATING TO ONESOFT


                                                            ONESOFT CONFIDENTIAL

SERVICES SHALL BE LIMITED TO THE LESSER OF: THE TOTAL AGGREGATE FEES RECEIVED BY ONESOFT FROM CUSTOMER FOR SERVICES ONESOFT PROVIDED DURING THE THREE (3) CALENDAR MONTHS PRECEDING THE TIME CUSTOMER'S CLAIM AROSE, OR THE TOTAL AGGREGATE FEES RECEIVED BY ONESOFT FROM CUSTOMER FOR SERVICES ONESOFT PROVIDED WITH RESPECT TO THE SCOPE OF WORK UNDER WHICH THE CUSTOMER'S CLAIM AROSE, DURING THE TWELVE (12) CALENDAR MONTHS PRECEDING THE TIME CUSTOMER'S CLAIM AROSE.

7.  AUDIT

    CUSTOMER agrees to maintain complete and accurate records containing all data reasonably required for verification of its compliance with the terms of the Agreement.

8.  INDEMNIFICATION

    (a) Except to the extent ONESOFT has acted at CUSTOMER's direction or in accordance with CUSTOMER's specifications, ONESOFT will indemnify, defend and hold harmless CUSTOMER from all costs and expenses (including reasonable attorneys' fees and court costs) arising from a third party claim against CUSTOMER based on an actual or alleged:

        (i)   Breach of ONESOFT's representations and warranties;

        (ii) Acts or omissions constituting gross negligence or willful misconduct, committed by ONESOFT;

        (iii) Failure by ONESOFT to comply with applicable governmental laws and regulations; or

        (iv) Subject to Section 8(c), Infringement by ONESOFT of United States patents, United States copyrights, United States trademarks, United States trade secrets or other United States intellectual property rights.

This Section 8(a) shall not apply to claims arising as a result of CUSTOMER's improper use of ONESOFT work products or services.

    (b) CUSTOMER will indemnify, defend and hold harmless ONESOFT from all costs and expenses (including reasonable attorneys' fees and court costs) arising from a third party claim against ONESOFT based on an actual or alleged:

        (i) Breach by CUSTOMER of Section 3, 4, 7, 10(b), 17 or 18 of this Services Agreement;

        (ii)  Breach of any of CUSTOMER's representations and warranties;

        (iii) Act or omission constituting negligence or willful misconduct, committed by CUSTOMER;

        (iv) Infringement by CUSTOMER (or any property or data provided by CUSTOMER) of any patent, copyright, trademark, trade secret or other intellectual property right.

    (c) If a claim covered under this Section 8 appears likely or is made, the party against whom the claim is made (hereinafter referred to as the "Indemnitee") will promptly provide the other party (hereinafter referred to as the "Indemnitor") with notice of such claim. If a claim for infringement is made, ONESOFT may elect to avoid the infringement by:

        (i) Obtaining the necessary rights for CUSTOMER to continue to use the intellectual property at issue; or

        (ii)  Modifying the intellectual property at issue at its expense; or

        (iii) Terminating this Services Agreement, applicable Services Schedule(s), and/or Scope(s) of Work, and equitably adjusting charges under the Agreement.

9.  INJUNCTIVE RELIEF

    The parties acknowledge that monetary damages will not be an adequate remedy if a party breaches its obligations under Sections 3 or 4 or 7 or 10(b) of this Services Agreement, or Section 3 of any Services Schedule, and such breach will result in irreparable harm. The parties therefore agree that, in the event of any such breach, the non-breaching party shall be entitled to appropriate mandatory or prohibitory injunctive relief against the breaching party, in addition to any other remedies at law, in equity or under the Agreement. A party substantially prevailing in an action for injunctive relief under this Section 9 shall be entitled to recover its costs and expenses for obtaining such relief (including without limitation reasonable attorneys' fees and court costs) from the other party.

10. TERMINATION

    (a) Except as otherwise provided in the Agreement, either party may terminate the Agreement or any Services Schedule, and/or any related licenses granted hereunder or thereunder, by giving the other party written notice to that effect, effective on the date of receipt of such notice, if:

        (i) The other party enters into liquidation, whether or not voluntarily, or a receiver is appointed to all or any material part of its assets, or the other party becomes bankrupt or insolvent or enters into any arrangement with its creditors, or takes or suffers any similar action in consequence of debt or becomes unable to pay its debts as they become due; or

        (ii) The other party materially breaches the Agreement and fails to cure such breach within ten (10) days of delivery to the breaching party of written notice of such breach.

    (b) If a license granted by ONESOFT to CUSTOMER is terminated for any reason, CUSTOMER shall, on the effective date of such termination, cease using any and all of the subject matter of the license and CUSTOMER shall promptly deliver to ONESOFT all originals and all copies of any and all of such subject matter and any related documentation.

11. FORCE MAJEURE

    A party shall be relieved from an obligation (other than the obligation to make payments or an obligation under Section 3 or 10(b)) while a cause, outside of its reasonable control, and that it cannot reasonably circumvent, prevents the performance of such obligation.

12. RELATIONSHIP OF THE PARTIES; CONTENT


                                                            ONESOFT CONFIDENTIAL

    (a) Nothing in the Agreement shall be construed as making either party an agent of the other party, and neither party shall have the power to bind the other party or to contract in the name of, or create a liability against, the other party. Neither party shall be responsible for the acts or defaults of the other party or any of the other party's employees or agents. The parties are independent contractors with respect to all matters arising under the Agreement. Nothing in the Agreement shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. With respect to its employees, a party shall remain responsible, and shall indemnify and hold harmless the other party, for the withholding and payment of all federal, state and local personal income, wage, earnings, occupation, social security, worker's compensation, unemployment, sickness and disability insurance taxes, payroll levies, or employee benefit obligations.

    (b) To the extent ONESOFT is providing Managed Services hereunder, and has actual control over systems or facilities, ONESOFT agrees to use commercially reasonable security consistent with industry practices. The parties acknowledge that the Internet is neither owned nor controlled by any one entity and that one or more third parties may gain access to ONESOFT systems. Electronic mail and other transmissions passing through ONESOFT systems or over the Internet are not secure, and ONESOFT cannot guarantee the security or privacy of any of the information or communications passing through ONESOFT systems from or onto the Internet. ONESOFT shall use commercially reasonable efforts consistent with those in the industry to maintain the integrity of CUSTOMER's systems. EXCEPT FOR CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ONESOFT, In no event will ONESOFT be liable for any loss or damage caused by a breach of security. ONESOFT will not intentionally monitor or disclose any private electronic communications, except to the extent necessary to identify or resolve system problems or as otherwise permitted or required by law. ONESOFT does, however, reserve the right to monitor transmissions, other than private electronic communications, as necessary to provide the services hereunder and otherwise to protect the rights and property of ONESOFT. Notwithstanding the foregoing, ONESOFT does not assume any liability for any action or inaction with respect to such communication or content posted or provided by an authorized or unauthorized third party. ONESOFT is a distributor and not a publisher of CUSTOMER's data or any other content provided by CUSTOMER or others (including end users). Because communication of data and other content over the Internet occurs in real time, ONESOFT cannot, and does not intend to, screen, police, edit, or monitor communications and content. If ONESOFT is notified of any content that allegedly violates its [Client[?]] Guide, Email Authorized Use Policies, and/or is otherwise unlawful, ONESOFT may investigate and remove or request the removal of such content as it deems appropriate in good faith and in its sole discretion. In no event will ONESOFT be liable for any loss or damage caused by a user's reliance on any data or other content obtained through ONESOFT.

13. FURTHER ASSURANCES

    The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to the Agreement.

14. WAIVER

    No waiver of any part of the Agreement shall be effective unless made in writing by the waiving party. No waiver of any breach of the Agreement shall constitute a waiver of any other breach of the same, or any other provision, of the Agreement.

15. ENTIRE AGREEMENT AND CONSTRUCTION

    The Agreement constitutes an initial agreement between the parties with respect to the specific subject matter hereof. The parties agree that there are no other representations or warranties relating to the subject matter of the Agreement. Headings are included in the Agreement for convenience only and shall not affect the meaning or construction of the Agreement's provisions.

16. AMENDMENT

    The Agreement may be modified or amended only by means of a writing executed by both parties (but not by means of a PO).


17. ASSIGNIBILITY AND RESALE

    Rights under the Agreement shall not be assigned, sublicensed, encumbered by security interest, or otherwise transferred or resold by either party (whether by operation of law or otherwise) without the prior written consent of the other, and any purported assignment, sublicense, encumbrance or other transfer of such rights, in violation of the Agreement, shall be void. An amalgamation, acquisition, or merger of a party by or with any person or entity who is not a party to the Agreement shall be treated as an assignment of the Agreement that is subject to the provisions of the next preceding sentence if the other party determines in its sole discretion, that such person or entity (a) is a competitor of it or (b) has a financial condition that is materially inferior to original party's.

18. COMPLIANCE WITH LAWS

    CUSTOMER shall carry out the obligations contemplated by the Agreement and shall otherwise deal with the subject matter hereof in compliance with all applicable laws, rules and regulations, of all governmental authorities, including, without limitation, any applicable legal restrictions on exports, and shall, at its own expense, obtain all permits and licenses required in connection with the subject matter hereof. Without limiting the foregoing, CUSTOMER agrees that it shall comply fully with all applicable export and import laws, rules and regulations of the United States and other jurisdictions so that nothing provided by ONESOFT under the Agreement is either (a) exported or imported, whether directly or indirectly, in violation of such laws, rules or regulations; or (b) used for any illegal purpose, including without limitation the proliferation of nuclear, chemical or biological weapons.

19. SUCCESSORS AND ASSIGNS

    The Agreement shall inure to the benefit of, and be binding upon the parties, their successors and permitted assigns.

20. SEVERABILITY

    If any provision of the Agreement is held to be unenforceable, all remaining provisions shall remain in full force and effect.


                                                            ONESOFT CONFIDENTIAL

21.  GENERAL PROVISIONS

    (a) A party shall not directly or indirectly solicit or offer employment to, or directly or indirectly accept services, by an employee or contractor of the other party, during the term of the Agreement and for one (1) year thereafter, without the prior written consent of the other party. For purposes of the Agreement, use of general employment advertising and independent employment agencies, if not directed at one or more of the other party's employees, shall not constitute solicitation.

    (b) Each party (i) agrees to inform the other party of any information made available to the other party that is classified or restricted data, (ii) if given such information and so informed, agrees to comply with the security requirements imposed by any state or local government, or by the United States Government, and (iii) if given such information and so informed, agrees return all copies of such information upon request.

    (c) Each party warrants and represents that its entering into and performing its obligations under the Agreement does not conflict with any contractual or other obligation of such party or create any conflict of interest prohibited by the U.S. Government or any other governmental authority, and that it shall promptly notify the other party if any such conflict arises during the term of the Agreement.

    (d) Each party shall maintain commercially reasonable and adequate insurance protection covering its respective activities hereunder, including coverage for statutory workers' compensation, comprehensive general liability for bodily injury and tangible property damage, as well as adequate coverage for vehicles. Each party shall indemnify and hold the other harmless from and against any and all liability for bodily injury, death and tangible property damage resulting from the acts or omissions of the indemnifying party(or its officers, agents, employees or representatives acting within the scope of their work).

    (e) Sections 1, 2(c) through (j) and, 3 through 23 shall survive the expiration or termination of the Agreement.

22. ENFORCEMENT

    (a) The Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia, applied without regard to its law of conflicts.

    (b) Subject to Section 22(c), any controversy or claim arising out of or relating to the Agreement for which the value of the claim at issue is less than $*********, shall be resolved by arbitration on accordance with the Commercial Arbitration Rules and supplementary procedures for international commerce arbitrations of the American Arbitration Association, except that (1) the parties shall be entitled to reasonable document and deposition discovery from each other limited to the matters in dispute and (2) the arbitrator shall prepare a statement of findings of fact and conclusions of law and deliver the statement to the Parties with respect to which the Parties shall be bound by the findings of fact, but a Party may appeal issues of law (or application of law to the facts) to any court of competent jurisdiction. Otherwise, judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The arbitration proceeding shall be conducted by a single arbitrator selected by agreement of the parties but if the parties do not agree on such selection then the arbitration proceeding shall be conducted by a panel of three arbitrators. The arbitration shall be held in the Washington, D.C. metropolitan area.

    (c) Either party may seek from any court of competent jurisdiction, injunctive and other equitable relief.

23. NOTICES

    (a) Any notice or other communication to the parties shall be sent to the contact points identified below or at such other places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be in writing and shall be given by delivery to the designated party of the addressee by pre-paid courier or facsimile with confirmation. Any such notice or other communication shall be deemed to have been given when the designated party of the addressee receives such notice.

    (b) Point of Contact addresses are as follows:

For ONESOFT: (Technical)

Jeffrey M. MacIntyre
OneSoft Corporation
1505 Farm Credit Drive
McLean, VA 22102
Telephone:  (703) 821-9190

For ONESOFT: (Contract and Admin.)

Paul D. Economon, Esq.
OneSoft Corporation
1505 Farm Credit Drive
McLean, VA 22102
Telephone:  (703) 821-9190

For CUSTOMER: (Technical)



For CUSTOMER: (Contractual and Admin.)



    IN WITNESS WHEREOF, the parties have caused this Services Agreement to be executed by their duly authorized representatives as of the date first written above.


OneSoft Corporation                   Phillips Publishing


By:    /s/ Paul Economon              By:    /s/ James E. Jordan
       -----------------                     -------------------


                                                            ONESOFT CONFIDENTIAL

Name:  Paul D. Economon, Esq.                 Name:  James Jordan
       ---------------------------                   ---------------------------

Title: Corporate Counsel                      Title: Sr. V.P.
       ---------------------------                   ---------------------------





                                                            ONESOFT CONFIDENTIAL

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